Exhibit 10.1

Dorchester Minerals Management GP, LLC

3838 Oak Lawn Ave, Suite 300

Dallas, TX 75219

September 30, 2024

Carrollton Mineral Partners, LP

5949 Sherry Lane, Suite 1850

Dallas, Texas 75225

Attention: John R. Howard, Jr.

Email: jrh@carres.com

Re:         Board Appointment Right To Whom it May Concern:

Reference is made herein to that certain Contribution and Exchange Agreement dated September 30, 2024 by and among Dorchester Minerals, L.P. Partnership West Texas Minerals LLC, Carrollton Mineral Partners, LP CMP, Carrollton Mineral Partners Fund II, LP, Carrollton Mineral Partners III, LP, Carrollton Mineral Partners III-B, LP, Carrollton Mineral Partners IV, LP, CMP Permian, LP, CMP Glasscock, LP and Carrollton Royalty, LP (the Contribution and Exchange Agreement. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Contribution and Exchange Agreement.

In consideration of the direct and indirect benefits to the undersigned as a result of the Contribution and Exchange Agreement, the sufficiency of which is hereby acknowledged, this Letter Agreement executed and delivered pursuant to Section 6.2(g) and Section 6.3(i) of the Contribution and Exchange Agreement.

From and after the date hereof and until the termination of this Letter Agreement, the undersigned members Members of Dorchester Minerals Management GP, LLC, a Delaware limited liability company DMMGP and the sole general partner of Dorchester Minerals Management LP, a Delaware limited partnership and the sole general partner of the Partnership, shall, within ten (10) Business Days after the Closing, vote all of their membership interests in DMMGP, at any regular or special meeting of the Members called for the purpose of

Board

executed in lieu of such meeting of the Members, and shall take all actions necessary, to:

(i)	ensure that the Board shall consist of at least nine (9) managers;

(ii)

ensure the election to the Board of one (1) representative designated by CMP (the Contributor-Appointed Manager with the consent of the Members (such consent not to be unreasonably withheld, conditioned or delayed; provided that, for the avoidance of doubt, such consent would not be unreasonably withheld, conditioned or delayed with respect to an affiliate of a competitor of the Partnership, any person who would cause the Partnership to fail to meet the listing standards of the exchange on which the Common Units are listed or any person who the Members reasonably determine is unfit to serve as a director of a public company); provided that the Contributor-Appointed Manager shall only serve on such committees of the Board established to govern the Partnership (and no other committees); and

(iii)	at the written request of CMP, remove from the Board (with or without cause) any Contributor-Appointed Manager;

provided that CMP shall submit a manager questionnaire, in the form approved by DMMGP, completed to the reasonable satisfaction of DMMGP, and an executed confidentiality agreement, in form and substance reasonably approved by DMMGP, at least five (5) Business Days prior to any proposed date for appointment of the Contributor-Appointed Manager.

On December 31, 2026 and on the last day of each subsequent calendar quarter until the termination of this Letter Agreement Determination Date, CMP shall provide a written certification to DMMGP that the Contributors, collectively, hold an aggregate of at least 1,000,000 Common Units Threshold; provided that as of December 31, 2026 and on each anniversary thereof until the termination of this Letter Agreement, CMP shall provide evidence to DMMGP substantiating the ownership of Common Units equal to or greater than the Threshold to the reasonable satisfaction of DMMGP; provided further that if the Contributors hold an aggregate amount of Common Units less than the Threshold as of any Determination Date, this Letter Agreement shall terminate as of such Determination Date without any further action by any Person. During the term of this Letter Agreement, the Contributor-Appointed Manager shall receive the same renumeration for such Contributor-ice to the Board as an independent member of the Board elected by the holders of Common Units.

This Letter Agreement constitutes the full and complete agreement of the undersigned with respect to the subject matter hereof. This Letter Agreement shall not be amended, modified or changed, except by an instrument signed by each of the undersigned. This Letter Agreement shall be binding upon and inure to the benefit of the undersigned and their respective successors and permitted assigns; provided that neither this Letter Agreement nor any of the rights or interests hereunder shall be assigned by any of the parties hereto (by operation of law or otherwise) without the prior written consent of the other parties. This Letter Agreement is governed by and shall be construed in accordance with the laws of the State of Delaware, excluding any conflict-of-laws rule or principle that might refer the governance or the construction of this Letter Agreement to the law of another jurisdiction. This Letter Agreement, to the extent signed and delivered by means of an electronic transmission, including by a facsimile machine or via e-mail, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same legal effect as if it were the original signed version thereof delivered in person.

[Signature Page Follows]

CMP:

CARROLLTON MINERAL PARTNERS, LP

By:         Carrollton Mineral Partners GP, LP, its general partner

By:         CMP Energy, LLC, its general partner

By:         /s/ John R. Howard, Jr.

John R. Howard, Jr., Manager

Signature Page to Side Letter Agreement

MEMBERS:

SAM PARTNERS, LTD. By: SAM Partners Management, Inc.,
By:	/s/ H.C. Allen, Jr.
H. C. Allen, Jr., Secretary

VAUGHN PETROLEUM (DMLP), LLC

By:	/s/ Robert C. Vaughn
Robert C. Vaughn, Manager

SMITH ALLEN OIL & GAS, LLP

By:	/s/ William Casey McManemin
William Casey McManemin, Managing Partner

PRESTON A. PEAK LIMITED PARTNERSHIP

By:	Peak GP LLC,

By:	Martha Ann Peak Rochelle Martha Ann Peak Rochelle, Manager

YELAR PARTNERS, L.L.P.

By:	Yelar LLC,

By:	/s/ Lesley R. Carver
Lesley R. Carver, Manager

Signature Page to Side Letter Agreement